UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 14, 2007



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


         Nevada                        0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              39 Old Ridgebury Road
                           Danbury, Connecticut 06810
                    (Address of principal executive offices)


                  Registrant's telephone number: (203) 730-4350


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure  of  Directors   or  Certain   Officers;   Election  of
               Directors;   Appointment   of  Certain   Officers;   Compensatory
               Arrangements of Certain Officers.


Greg Osborn appointment
-----------------------

     As of March 14, 2007, Greg Osborn was appointed Chairman of the board of directors of the Registrant. Mr. Osborn is the founder and has been managing director of IndiGo Ventures, LLC ("IndiGo") since 1999. IndiGo served as the placement agent for the Registrant's recent convertible note financing. For further information concerning the convertible note financing, see the Registrant's current reports on Form 8-K, dated February 14, 2007 and February 21, 2007, filed with the Securities and Exchange Commission on February 21, 2007 and February 27, 2007, respectively.

     The Registrant's board of directors approved that the Registrant enter into an employment agreement with Mr. Osborn with substantially the following terms:

(i) a term of up to 21 months, which can be terminated at any time subject to certain notice and/or severance provisions, (ii) an annual salary of $60,000,
(iii) an annual bonus, in the discretion of the Registrant's board of directors,
(iv) the grant of initial warrants exercisable for 2,625,000 shares of the Registrant's common stock, at an exercise price of $0.19 per share, which is equal to the fair market value per share as of the closing price of the common stock as of March 13, 2007, (v) the grant of additional warrants exercisable for 7,500,000 shares of the Registrant's common stock, at vesting provisions subject to certain performance criteria, (vi) severance payments not to exceed Mr. Osborn's then-current base salary for a period of twenty-four (24) months less one month for each month after March 14, 2007 and (vii) cash payment of $20,000 per month for a period of 9 months once the Registrant reaches profitability.

This agreement has not been finalized as of March 20, 2007. In the convertible note financing, Mr. Osborn purchased notes in the aggregate principal amount of $25,000 and received four-year warrants to purchase an aggregate of 138,888 shares of the Registrant's common stock at an exercise price of $0.09 per share.

As of March 2007, IndiGo, the placement agent of the Registrant's convertible note financing, received in the aggregate a fee of approximately $489,900 and seven-year warrants to purchase an aggregate of approximately 6,757,241 shares of the Registrant's common stock at an exercise price of $0.0725 per share. These warrants contain a "cashless exercise" option.

Leon Frenkel appointment
------------------------

     Leon Frenkel was appointed as a member of the Registrant's Board of Directors, effective March 14, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      TASKER PRODUCTS CORP.



Dated: March 20, 2007                 By:    /s/ Stathis Kouninis
                                          ------------------------------------
                                           Stathis Kouninis
                                           Chief Financial Officer